                                 AMENDMENT NO. 4
                             TO AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST OF
                              AIM TAX-EXEMPT FUNDS

          This Amendment No. 4 (the "Amendment") to the Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (the "Trust") amends, effective October 3, 2008, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the "Agreement").

          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

          WHEREAS, the Trust desires to amend the Agreement to reflect the addition of Class Y Shares;

          NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

     2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

     3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of June 19, 2008.


                                        By: /s/ John M. Zerr
                                            ------------------------------------
                                        Name: John M. Zerr
                                        Title: Senior Vice President

                                    EXHIBIT 1
                              TO AMENDMENT NO. 4 TO
                              AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST OF
                              AIM TAX-EXEMPT FUNDS

                                   "SCHEDULE A
                              AIM TAX-EXEMPT FUNDS
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                        CLASSES OF EACH PORTFOLIO
---------                        -------------------------
AIM High Income Municipal Fund   Class A Shares
                                 Class B Shares
                                 Class C Shares
                                 Class Y Shares
                                 Institutional Class Shares

AIM Tax-Exempt Cash Fund         Class A Shares
                                 Class Y Shares
                                 Investor Class Shares

AIM Tax-Free Intermediate Fund   Class A Shares
                                 Class A3 Shares
                                 Class Y Shares
                                 Institutional Class Shares"